QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements Nos. 333-100458, 333-125443, 333-143458, and 333-151512 on Form S-8 of our reports dated February 28, 2013, relating to the consolidated financial statements of Red Robin Gourmet Burgers, Inc., and the effectiveness of Red Robin Gourmet Burgers, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Red Robin Gourmet Burgers, Inc. for the year ended December 30, 2012.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
February 28, 2013

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM